Exhibit (99)(e)

Golden West Financial Corporation

Consolidated Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	June 30 2006	December 31 2005	June 30 2005
Assets
Cash	$296,595	$518,161	$301,269
Federal funds sold, securities purchased under agreement to resell, and other investments	1,524,581	1,321,626	1,091,702
Securities available for sale, at fair value	336,848	382,499	590,848
Purchased mortgage-backed securities available for sale, at fair value	10,131	11,781	13,665
Purchased mortgage-backed securities held to maturity, at cost	278,564	303,703	338,659
Mortgage-backed securities with recourse held to maturity, at cost	1,036,197	1,168,480	1,346,080
Loans receivable:
Loans held for sale	152,439	83,365	48,636
Loans held for investment less allowance for loan losses	122,040,539	117,798,600	110,999,190

Total Loans Receivable	122,192,978	117,881,965	111,047,826
Interest earned but uncollected	452,807	392,303	319,264
Investment in capital stock of Federal Home Loan Banks	1,917,927	1,857,580	1,688,661
Foreclosed real estate	10,765	8,682	8,769
Premises and equipment, net	408,405	403,084	403,121
Other assets	339,829	365,299	335,814

Total Assets	$128,805,627	$124,615,163	$117,485,678

Liabilities and Stockholders’ Equity
Deposits	$62,234,341	$60,158,319	$59,226,140
Advances from Federal Home Loan Banks	38,447,298	38,961,165	35,755,870
Securities sold under agreements to repurchase	5,600,000	5,000,000	4,450,000
Bank notes	2,182,961	2,393,951	2,232,955
Senior debt	9,563,956	8,194,266	6,736,979
Taxes on income	612,175	547,653	594,348
Other liabilities	752,105	688,844	552,943
Stockholders’ equity	9,412,791	8,670,965	7,936,443

Total Liabilities and Stockholders’ Equity	$128,805,627	$124,615,163	$117,485,678

See notes to consolidated financial statements.

Golden West Financial Corporation

Consolidated Statement of Net Earnings

(Unaudited)

(Dollars in thousands except per share figures)

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Interest Income:
Interest on loans	$2,099,570	$1,488,220	$4,054,155	$2,799,561
Interest on mortgage-backed securities	21,093	23,188	42,483	48,728
Interest and dividends on investments	44,393	28,745	87,803	56,158

	2,165,056	1,540,153	4,184,441	2,904,447
Interest Expense:
Interest on deposits	573,022	365,029	1,085,041	663,347
Interest on advances	471,296	273,911	900,752	497,179
Interest on repurchase agreements	73,512	33,690	135,896	58,954
Interest on other borrowings	157,772	72,007	290,232	132,078

	1,275,602	744,637	2,411,921	1,351,558

Net Interest Income	889,454	795,516	1,772,520	1,552,889
Provision for loan losses	2,758	1,807	7,051	2,691

Net Interest Income after Provision for Loan Losses	886,696	793,709	1,765,469	1,550,198
Noninterest Income:
Fees	18,536	14,244	31,495	25,357
Gain on the sale of securities and loans	3,073	1,847	5,256	3,605
Other	21,851	20,043	43,293	36,976

	43,460	36,134	80,044	65,938
Noninterest Expense:
General and administrative:
Personnel	196,393	159,791	389,382	311,622
Occupancy	25,521	22,568	50,089	44,793
Technology and telecommunications	26,542	23,252	50,235	44,674
Deposit insurance	1,916	1,869	3,841	3,724
Advertising	8,335	7,045	14,848	14,585
Other	27,963	24,049	49,562	43,415

	286,670	238,574	557,957	462,813
Earnings before Taxes on Income	643,486	591,269	1,287,556	1,153,323
Taxes on income	253,108	230,840	506,232	444,644

Net Earnings	$390,378	$360,429	$781,324	$708,679

Basic Earnings Per Share	$1.26	$1.17	$2.53	$2.31

Diluted Earnings Per Share	$1.25	$1.16	$2.50	$2.28

Dividends declared per common share	$.08	$.06	$.16	$.12

Average common shares outstanding	308,736,887	307,440,730	308,568,145	307,152,495
Average diluted common shares outstanding	312,072,356	311,770,849	311,944,103	311,469,354

See notes to consolidated financial statements.

Golden West Financial Corporation

Consolidated Statement of Cash Flows

(Unaudited)

(Dollars in thousands)

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Cash Flows from Operating Activities:
Net earnings	$390,378	$360,429	$781,324	$708,679
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for loan losses	2,758	1,807	7,051	2,691
Amortization of net deferred loan costs	110,925	80,904	205,078	140,719
Depreciation and amortization	14,107	13,146	28,042	26,142
Loans originated for sale	(94,156)	(59,857)	(177,541)	(113,176)
Sales of loans	329,581	98,006	525,222	189,120
Increase in interest earned but uncollected	(31,587)	(29,659)	(58,158)	(68,298)
Increase in deferred interest	(248,793)	(70,029)	(465,692)	(105,585)
Federal Home Loan Bank stock dividends	(24,014)	(17,261)	(46,542)	(32,926)
Decrease (increase) in other assets	7,543	29,820	25,470	(714)
Increase (decrease) in other liabilities	42,979	(104,904)	33,060	149,570
Increase (decrease) in taxes on income	(150,420)	(140,676)	82,842	50,452
Other, net	3,053	320	8,239	(25)

Net cash provided by operating activities	352,354	162,046	948,395	946,649
Cash Flows from Investing Activities:
New loan activity:
New real estate loans originated for portfolio	(11,597,057)	(13,393,126)	(23,079,664)	(24,514,544)
Real estate loans purchased	(255)	(458)	(483)	(626)
Other, net	(276,736)	(124,883)	(621,875)	(213,978)

	(11,874,048)	(13,518,467)	(23,702,022)	(24,729,148)
Real estate loan principal repayments	10,466,607	8,095,020	19,281,062	14,280,514
Repayments of mortgage-backed securities	77,918	112,371	152,704	240,981
Proceeds from sales of foreclosed real estate	11,580	12,069	21,341	23,318
Decrease (increase) in federal funds sold, securities purchased under agreements to resell, and other investments	54,552	583,212	(202,955)	(155,349)
Decrease (increase) in securities available for sale	1,977	(199,997)	1,348	(199,694)
Purchases of Federal Home Loan Bank stock	(6,827)	-0-	(16,151)	(95,352)
Additions to premises and equipment	(13,139)	(18,161)	(33,919)	(38,224)

Net cash used in investing activities	(1,281,380)	(4,933,953)	(4,498,592)	(10,672,954)

See notes to consolidated financial statements.

Golden West Financial Corporation

Consolidated Statement of Cash Flows (Continued)

(Unaudited)

(Dollars in thousands)

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Cash Flows from Financing Activities:
Net increase in deposits	$651,117	$3,632,875	$2,076,022	$6,260,829
Additions to Federal Home Loan Bank advances	3,150,000	2,505,000	5,708,000	6,855,000
Repayments of Federal Home Loan Bank advances	(3,211,634)	(2,260,886)	(6,221,867)	(4,881,025)
Proceeds from agreements to repurchase securities	3,000,000	2,300,000	6,400,000	4,300,000
Repayments of agreements to repurchase securities	(3,300,000)	(1,900,000)	(5,800,000)	(3,750,000)
Decrease in bank notes	(793,955)	(252,981)	(210,990)	(476,940)
Net proceeds from senior debt	1,498,250	748,875	2,096,450	1,446,009
Repayments of senior debt	-0-	-0-	(700,000)	-0-
Dividends on common stock	(24,697)	(18,440)	(49,372)	(36,854)
Proceeds from the exercise of stock options	6,472	7,126	15,052	18,134
Excess tax benefits from stock option exercises	7,572	-0-	15,336	-0-

Net cash provided by financing activities	983,125	4,761,569	3,328,631	9,735,153

Net Increase (Decrease) in Cash	54,099	(10,338)	(221,566)	8,848
Cash at beginning of period	242,496	311,607	518,161	292,421

Cash at end of period	$296,595	$301,269	$296,595	$301,269

Supplemental cash flow information:
Cash paid for:
Interest	$1,272,752	$733,351	$2,395,988	$1,301,228
Income taxes	395,954	371,517	408,858	394,193
Cash received for interest and dividends	1,860,662	1,472,329	3,614,049	2,697,638
Noncash investing activities:
Loans receivable and loans underlying mortgage-backed securities converted from adjustable rate to fixed-rate	295,912	52,065	479,748	79,700
Loans transferred to foreclosed real estate	12,003	9,763	23,833	20,168
Loans securitized into mortgage-backed securities with recourse recorded as loans receivable	4,043,081	6,955,757	8,613,123	8,105,725
Mortgage-backed securities held to maturity desecuritized into adjustable rate loans and recorded as loans receivable	-0-	-0-	-0-	163,416
Loans transferred to held for investment from loans held for sale	13,579	3,912	16,052	5,928

See notes to consolidated financial statements.

Golden West Financial Corporation

Consolidated Statement of Stockholders’ Equity

(Unaudited)

(Dollars in thousands)

	Six Months Ended June 30, 2006
	Number of Shares	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
Balance at January 1, 2006	308,041,776	$30,804	$338,997	$8,077,466	$223,698	$8,670,965
Net earnings		-0-	-0-	781,324	-0-	781,324
Change in unrealized gains on securities available for sale		-0-	-0-	-0-	(28,639)	(28,639)

Comprehensive income						752,685
Stock-based compensation		-0-	8,125	-0-	-0-	8,125
Common stock issued upon exercise of stock options, including tax benefits	897,973	90	30,298	-0-	-0-	30,388
Cash dividends on common stock		-0-	-0-	(49,372)	-0-	(49,372)

Balance at June 30, 2006	308,939,749	$30,894	$377,420	$8,809,418	$195,059	$9,412,791

	Six Months Ended June 30, 2005
	Number of Shares	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
Balance at January 1, 2005	306,524,716	$30,652	$263,770	$6,728,998	$251,456	$7,274,876
Net earnings		-0-	-0-	708,679	-0-	708,679
Change in unrealized gains on securities available for sale		-0-	-0-	-0-	(28,392)	(28,392)

Comprehensive income						680,287
Common stock issued upon exercise of stock options, including tax benefits	1,236,110	124	18,010	-0-	-0-	18,134
Cash dividends on common stock		-0-	-0-	(36,854)	-0-	(36,854)

Balance at June 30, 2005	307,760,826	$30,776	$281,780	$7,400,823	$223,064	$7,936,443

See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A – Accounting Policies

The significant accounting policies of Golden West Financial Corporation and subsidiaries (Golden West or Company) are more fully described in Note A to the Consolidated Financial Statements included in the Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission (SEC) on March 8, 2006 (SEC File No. 1-4629).

Principles of Consolidation

The Company’s consolidated financial statements, including World Savings Bank, FSB (WSB) and World Savings Bank, FSB (Texas) (WTX), for the three and six months ended June 30, 2006 and 2005 are unaudited. In the opinion of management, all adjustments (consisting only of normal recurring accruals) that are necessary for a fair statement of the results for such three- and six-month periods have been included. The operating results for the three and six months ended June 30, 2006 are not necessarily indicative of the results for the full year.

Certain reclassifications have been made to prior year financial statements to conform to current year presentation. Specifically, prepayment fees and late charges received on the Company’s loan portfolio were reclassified on the Consolidated Statement of Net Earnings from “Noninterest Income – Fees” to “Interest Income – Interest on loans” and “Interest Income – Interest on mortgage-backed securities.” As a result of these reclassifications, net interest income increased by $76 million and $129 million for the second quarter and six months ended June 30, 2005 and noninterest income decreased by the same amounts for those periods. For the second quarter and six months ended June 30, 2006, $98 million and $182 million, respectively, of prepayment fees and late charges were included in interest income. These reclassifications had no effect on “Net Earnings.” Prepayment fees and late charges on loans that the Company services for others continue to be reported in “Noninterest Income – Fees.”

New Accounting Pronouncements

In March 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets – an amendment of FASB Statement No. 140” (SFAS 156). This Statement amends SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable. It permits an entity to choose either the amortization method or the fair value measurement method for subsequent measurement for each class of separately recognized servicing assets and servicing liabilities. This Statement will be effective for fiscal years beginning after September 15, 2006, but early adoption is permitted. The Company is evaluating the two measurement methods. The adoption of this Statement is not expected to have a material impact on the Company’s financial statements.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of FASB Statement No. 123 (Revised), “Share-Based Payment,” (SFAS 123R) using the modified prospective transition method. Please refer to NOTE C – Stock Options for detail. FASB Staff Position (FSP) SFAS 123R, “Transition Election Related to Accounting for the Tax Effects of Share-Based Payment Awards” provides a practical transition election related to accounting for the tax effects of share-based payments to employees. The Company elected to adopt the transition method described in the FSP.

In June 2006, FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. Earlier application of the provisions of this interpretation is encouraged if the enterprise has not yet issued financial statements, including interim statements, in the period this interpretation is adopted. The Company does not expect the adoption of this interpretation to have a material impact on its financial statements.

NOTE B – Earnings Per Share

The Company calculates Basic Earnings Per Share (EPS) and Diluted EPS in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (SFAS 128). The following is a summary of the calculation of basic and diluted EPS.

Computation of Basic and Diluted Earnings Per Share

(Dollars in thousands except per share figures)

(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Net earnings	$390,378	$360,429	$781,324	$708,679

Average common shares outstanding	308,736,887	307,440,730	308,568,145	307,152,495
Dilutive effect of outstanding common stock equivalents	3,335,469	4,330,119	3,375,958	4,316,859

Average diluted common shares outstanding	312,072,356	311,770,849	311,944,103	311,469,354

Basic earnings per share	$1.26	$1.17	$2.53	$2.31
Diluted earnings per share	$1.25	$1.16	$2.50	$2.28

NOTE C – Stock Options

The Company’s shareholder-approved 1996 Stock Option Plan authorized the issuance of up to 42 million shares of the Company’s common stock for non-qualified and incentive stock option grants to key employees. The 1996 Stock Option Plan expired on February 1, 2006, after which no further options may be granted under this Plan.

The Company’s shareholder-approved 2005 Stock Incentive Plan was effective on April 27, 2005. The 2005 Stock Incentive Plan authorizes the issuance of up to 25 million shares of the Company’s common stock for awards to key employees of non-qualified and incentive stock options, restricted stock, stock units, and stock appreciation rights. At June 30, 2006, all 25 million shares authorized under the 2005 Stock Incentive Plan were available for awards.

The exercise price for all non-qualified and incentive stock options granted under the 1996 Stock Option Plan was set at fair market value as of the date of grant. The outstanding options under the 1996 Stock

Option Plan provide for vesting after two to five years, after which time the vested options may be exercised at any time until ten years after the date of grant.

Outstanding options at June 30, 2006, were held by 661 employees and had expiration dates ranging from December 9, 2007 to January 30, 2016. A summary of the transactions follows.

Options Outstanding

(Dollars in thousands except per share figures)

(Unaudited)

	Shares	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding, December 31, 2005	10,262,688	$33.24
Granted	2,000	70.90
Exercised	(897,973)	16.69
Forfeited or expired	(49,200)	49.03

Outstanding, June 30, 2006	9,317,515	$34.76	5.89 years	$367,506

Vested, June 30, 2006	4,458,115	$17.43	3.71 years	$253,089

Nonvested, June 30, 2006	4,859,400	$50.65

Vested or expected to vest, June 30, 2006	9,317,515	$34.76	5.89 years	$367,506

All vested options are exercisable. The aggregate intrinsic value of options exercised during the six months ended June 30, 2006 was $48.5 million.

The following table summarizes the status of the Company’s nonvested options as of June 30, 2006:

Nonvested Options

(Unaudited)

	Shares	Weighted Average Exercise Price Per Share	Weighted Average Fair Value Per Share
Balance at December 31, 2005	4,911,100	$50.61	$13.82
Granted	2,000	70.90	18.35
Vested	(4,500)	34.02	8.64
Forfeited	(49,200)	49.03	13.36

Balance at June 30, 2006	4,859,400	$50.65	$13.83

As of June 30, 2006, there was $36.7 million of total unrecognized compensation cost related to nonvested stock-based compensation arrangements granted. The cost is expected to be recognized in full at the time of the merger discussed in Note D – Business Combinations, as all the nonvested options will become fully vested.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in the first six months of 2006: dividend yields of 0.7%; expected volatilities of 21%; expected lives of 5.0 years; and risk-free interest rates of 4.50%.

The expected volatility is based on historical volatility of the Company’s stock and other factors. The expected term of the options granted represents the period of time that options granted are expected to be outstanding. It is estimated based on the historical exercise of options and employee turnover. The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Stock-Based Compensation

Prior to January 1, 2006, the Company accounted for its stock-based employee compensation plans under the recognition and measurement provisions of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” (APB 25) and related interpretations, as permitted by Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (SFAS 123). No stock-based employee compensation cost was recognized in the Consolidated Statement of Net Earnings for the three and six months ended June 30, 2005, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of FASB statement No. 123 (Revised), “Share-Based Payment,” (SFAS 123R) using the modified prospective transition method. Under this transition method, compensation cost recognized in the second quarter and first six months of 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R. In accordance with SFAS 123R, results for prior periods have not been restated.

As a result of adopting SFAS 123R on January 1, 2006, the Company’s earnings before taxes on income and net earnings for the three months ended June 30, 2006, were $3.8 million and $2.3 million lower, respectively, than if the Company had continued to account for stock-based compensation under APB 25 and were $7.4 million and $4.5 million lower, respectively, for the six months ended June 30, 2006. Basic earnings per share for the three and six months ended June 30, 2006 would have been $1.27 and $2.55, respectively, if the Company had not adopted SFAS 123R compared to reported basic earnings per share of $1.26 and $2.53 for the three and six months ended June 30, 2006. Diluted earnings per share for the three and six months ended June 30, 2006 would have been $1.26 and $2.52, respectively, if the Company had not adopted SFAS 123R, compared to reported diluted earnings per share of $1.25 and $2.50 for the three and six months ended June 30, 2006. Stock-based compensation included in net deferred loan costs was $385 thousand and $766 thousand for the three and six months ended June 30, 2006.

Prior to the adoption of SFAS 123R, the Company presented all tax benefits of deductions resulting from the exercise of stock options as operating cash flows in the Consolidated Statement of Cash Flows. SFAS 123R requires the cash flows resulting from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options (excess tax benefits) to be classified as financing cash flows. The excess tax benefit of $7.6 million and $15.3 million for the three and six months ended June 30, 2006 classified as a financing cash inflow would have been classified as an operating cash inflow if the Company had not adopted SFAS 123R.

The following table illustrates the effect on net earnings and earnings per share if the Company had applied the fair value recognition provisions of SFAS 123 to options granted under the Company’s stock option plans in the prior period presented. For purposes of this pro forma disclosure, the fair value of the options is estimated using a Black-Scholes option-pricing model and amortized into expense over the options’ vesting periods.

Pro Forma Net Earnings and Earnings Per Share

(Dollars in thousands except per share figures)

(Unaudited)

	Three Months Ended June 30, 2005	Six Months Ended June 30, 2005
Net earnings, as reported	$360,429	$708,679
Add: Stock-based employee compensation expense included in reported net earnings, net of related tax effects	-0-	-0-
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(1,507)	(2,801)

Pro forma net earnings	$358,922	$705,878

Basic earnings per share
As reported	$1.17	$2.31
Pro forma	1.17	2.30
Diluted earnings per share
As reported	$1.16	$2.28
Pro forma	1.15	2.27

NOTE D – Business Combinations

On May 7, 2006, Golden West Financial Corporation and Wachovia Corporation (“Wachovia”) announced that they had entered into an Agreement and Plan of Merger, dated as of May 7, 2006 (the “Merger Agreement”), that provides, among other things, for Golden West to merge with a wholly-owned subsidiary of Wachovia (the “Merger”). As a result of the Merger, the outstanding shares of Golden West common stock, with respect to each shareholder of record of Golden West common stock, will be converted into the right to receive (A) a number of shares of Wachovia common stock equal to the product of (i) 1.365 times (ii) the number of shares of Golden West common stock held by such holder of record times (iii) 77%, and (B) an amount in cash equal to the product of (i) $81.07 times (ii) the number of shares of Golden West common stock held by such holder of record times (iii) 23%. Wachovia also entered into voting agreements, dated as of May 7, 2006 (the “Voting Agreements”), with the chairman and chief executive officers, Herbert and Marion Sandler, and with Bernard Osher, a member of the Golden West Board of Directors. Under the Voting Agreements, the Sandlers and Mr. Osher agreed to vote, and gave Wachovia an irrevocable proxy to vote the Golden West shares beneficially owned by them on May 7, 2006 or thereafter, in favor of the Merger and they agreed that they will not vote those shares in favor of another acquisition transaction. In the Merger Agreement, Golden West agreed to pay Wachovia a termination fee of $995 million under certain circumstances generally arising if Golden West or a third party takes certain actions that could prevent or impede consummation of the Merger. Wachovia agreed to elect two current Golden West directors to its board of directors upon consummation of the Merger. The transaction was completed on October 1, 2006.